Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525           kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this registration statement on Form 10K of my report dated April 12, 2009, for the period ended December 31, 2008, and to reference to my Firm under the caption "Experts" in the Filing Statement.

 /s/ Kenne Ruan, CPA, P.C.

 New Haven, Connecticut

 April 14, 2009